Exhibit 3

EXECUTION COPY US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW THE OFFER AND SALE OF THIS NOTE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT IS BOTH AN ACCREDITED INVESTOR AS THAT TERM IS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND IS ALSO A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, AND IT IS ACQUIRING ITS INTEREST IN SUCH NOTE FOR ITS OWN ACCOUNT (2) AGREES FOR THE BENEFIT OF VROOM, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, EXCEPT ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE; OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW VROOM, INC. Senior Secured Delayed Draw Convertible Note due 2032 Vroom, Inc., a Delaware corporation (the “Company”) promises to pay to the Investors (as defined herein) or their registered assigns (each, a “Holder” and, collectively, the “Holders”), the principal sum drawn hereunder on June 30, 2032 and to pay interest thereon, as provided below, until the principal and all accrued and unpaid interest are paid or duly provided for. This Note is issued pursuant to the Exchange Agreement (as defined herein). The Maximum Commitment Amount (as defined herein) applicable to each Holder of the Notes is set forth in Schedule I to the Exchange Agreement. Interest Rate: Outstanding Notes shall accrue interest at a rate per annum of 5.0% (the “Stated Interest”), computed on the basis of a 360 day year and the actual number of days elapsed, from and including the issue date to and excluding the Maturity Date, or earlier redemption and payment in full. Interest Payment Dates: The last day of each of March, June, September and December or, if any such day is not a Business Day in accordance with Section 3.01. Regular Record Dates: March 15, June 15, September 15 and December 15 (whether or not such day is a Business Day). Additional provisions of this Note are set forth on the other side of this Note. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to Senior Secured Delayed Draw Convertible Note due 2032] IN WITNESS WHEREOF, Vroom, Inc. has caused this instrument to be duly executed as of the date set forth below. VROOM, INC. Date: May 14, 2026 By: Name: Thomas H. Shortt Title: Chief Executive Officer Docusign Envelope ID: 66758591-1762-83A1-8121-537AD16C95F2

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW VROOM, INC. Senior Secured Delayed Draw Convertible Note due 2032 Article 1. TERMS; DEFINITIONS Section 1.01. MATURITY The outstanding principal balance of this Note, together with all accrued and unpaid interest, fees, costs and expenses, shall be due and payable on June 30, 2032 (the “Maturity Date”), unless earlier paid or accelerated in accordance with this Note. Section 1.02. DEFINITIONS. Terms used but not defined herein shall have the meaning set forth in the Exchange Agreement. “Authorized Denominations” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof. “Availability Period” means the period from the Issue Date until (but not including) the Maturity Date, during which the Company may request, and a Holder may purchase, Additional Notes subject to the terms of this Note. “Business Combination Event” has the meaning set forth in Section 7.01(A). “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Capital Stock” of a person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Close of Business” means 5:00 p.m., New York City time. “Closing” means the closing of the transactions contemplated by the Exchange Agreement, occurring on the Closing Date (as defined in the Exchange Agreement), at which the New Notes (as defined in the Exchange Agreement) are issued in exchange for the Existing Notes. “Commitment” means each Holder’s commitment to purchase Notes in an aggregate principal amount not to exceed the Maximum Commitment Amount for such Holder, subject to this Note. “Commitment Reduction” has the meaning set forth in Section 2.11.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW “Common Equity” of any Person means the Capital Stock of such Person that is generally entitled to vote in the election of directors of such Person (or, if such Person is not a corporation, generally entitled to vote in the election, or otherwise participate in the selection, of the governing body, partners, managers or others that control the management or policies of such Person). “Common Stock” means the common stock of the Company, par value $0.001 per share, subject to Section 5.08. “Company” has the meaning ascribed thereto in the preamble. “Conversion Agent” has the meaning set forth in Section 10.02(A). “Conversion Date” means, with respect to a Note, the first (1st) Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C). “Conversion Price” means, with respect to any Note, the price per share of Common Stock equal to 120% of the Reference Price for such Note. “Conversion Rate” means, with respect to any Note, the number of shares of Common Stock issuable per $1,000 principal amount of such Note, calculated by dividing $1,000 by the Conversion Price for such Note, as in effect on the applicable Conversion Date, subject to adjustment pursuant to Article 5; provided that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date. “Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note. “Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day. “Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day. “Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40). “Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VRM <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. “Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default. “Default Interest” has the meaning set forth in Section 3.02. “Default Settlement Method” means, initially, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x), the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders and the Conversion Agent (it being understood that no such change will affect any Settlement Method theretofore elected (or deemed to be elected); and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii). “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose. “Event of Default” has the meaning set forth in Section 9.01. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Agreement” means that certain Exchange and Subscription Agreement, dated as of the Issue Date, by and among the Company, the Investors and the Collateral Agent. “Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 6.02(I), the Company does not offer to repurchase any Notes. “Existing Notes” means the outstanding promissory notes or other debt instruments of the Company held by the Investors immediately prior to the Closing that are exchanged for the Notes at the Closing pursuant to the Exchange Agreement. “Fundamental Change” means any of the following events:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Equity; (B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B); (C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or (D) the Common Stock ceases to be listed on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors); provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration. For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act. “Fundamental Change Notice” has the meaning set forth in Section 6.02(E).

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW “Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change. “Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” attached hereto) containing the information, or otherwise complying with the requirements, set forth in Section 6.02(F)(i) and Section 6.02(F)(ii). “Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6.02(D). “Fundamental Change Repurchase Right” has the meaning set forth in Section 6.02(A). “Funding Date” means (a) with respect to the initial Note, the “Closing Date” under and as defined in the Exchange Agreement and (b) with respect to each Additional Note, the date on which the Company issues and each Holder purchases and funds such Additional Note pursuant to a Note Purchase Request or otherwise in accordance with the Exchange Agreement, as further described in Section 2.02. For the avoidance of doubt, Funding Date includes any Subsequent Funding Date. “GAAP” means generally accepted accounting principles in the United States. “Holder” has the meaning ascribed thereto in the preamble. “Intercreditor Agreement” means any intercreditor or subordination agreement among the Holders and any other creditor of the Company that is permitted pursuant to this Note, if any. “Investors” means, collectively, Mudrick Capital Management, L.P., Annox Capital, LLC, and Robert J. Mylod, Jr., together with their respective successors and permitted assigns. “Interest Payment Date” means, with respect to a Note, the last day of each of March, June, September and December or, if any such day is not a Business Day, in accordance with Section 3.01. For the avoidance of doubt, the Maturity Date is an Interest Payment Date. “Interest Period” means, with respect to a Note, each quarterly period ending on an Interest Payment Date; provided that the initial Interest Period shall commence on the date of the first Funding Date of such Note and end on the first Interest Payment Date thereafter. “Issue Date” means May 14, 2026. “Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. The Conversion Agent will have no duty to determine the Last Reported Sale Price. “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. “Market Price Conversion Rate” means, with respect to any conversion, a number of shares of Common Stock per $1,000 principal amount of Notes equal to $1,000 divided by the Last Reported Sale Price on the applicable Conversion Date. “Material Adverse Effect” has the meaning ascribed thereto in the Exchange Agreement. “Maturity Date” has the meaning set forth in Section 1.01 “Maximum Commitment Amount” means, with respect to each Holder, the maximum aggregate principal amount of Notes available to be purchased by such Holder pursuant to the Exchange Agreement, as set forth opposite such Holder's name in Schedule I to the Exchange Agreement, as such amount may be permanently reduced from time to time pursuant to Section 2.11 (including in connection with any mandatory prepayment accompanied by a corresponding Commitment Reduction), automatically reduced on the last day of the Availability Period to the then-outstanding principal amount of Notes held by such Holder, and further reduced or terminated upon the occurrence and during the continuance of an Event of Default or as otherwise provided herein, and may be increased only with such Holder’s express written consent. For the avoidance of doubt, voluntary or mandatory prepayments of principal do not increase the Maximum Commitment Amount and amounts repaid may not be reborrowed except as expressly permitted herein. “Net Cash Proceeds” means: (a) with respect to any asset sales, the cash proceeds (including cash equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, escrow costs and fees, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Company’s good faith estimate of income taxes paid or payable (including pursuant to tax sharing arrangements or any intercompany distributions) in connection with such asset sale), (ii) amounts

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any indebtedness (other than indebtedness arising under the Notes and any other indebtedness secured by a lien on the Collateral that is pari passu with or expressly subordinated to the lien on the Collateral securing any Obligation) which is secured by the asset sold in such disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such indebtedness that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Company or any of its subsidiaries) from the sale price for such asset sale and (v) in the case of any asset sale by a non-Wholly Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Subsidiary as a result thereof; (b) with respect to any issuance or incurrence of indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith; and (c) with respect to any casualty or condemnation event, (i) any cash payments or proceeds (including cash equivalents) received by the Company, any Subsidiary of the Company (x) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Company or any Subsidiary of the Company or (y) as a result of the taking of any assets of the Company or any Subsidiary of the Company by any person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (u) any actual out-of-pocket costs and expenses incurred by any the Company any Subsidiary of the Company in connection with the adjustment, settlement or collection of any claims of the Company or such Subsidiary of the Company in respect thereof, (v) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any indebtedness (other than indebtedness arising under the Notes and any indebtedness secured by a lien on the Collateral that is pari passu with or expressly subordinated to the lien on the Collateral securing any Obligation) that is secured by a lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, or payment of other amounts due to, or required to be made available to, any person under any other contractual obligation binding such assets or to which such assets are subject (including, without limitation, in the case of any real estate, any ground lease, lease or other occupancy agreement), (w) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (x) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Company’s good faith estimate of income taxes paid or payable (including pursuant to tax sharing arrangements or any intercompany distribution)) in connection with any sale or taking of such assets as described in clause (i) of this definition, (y) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW clause (i) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (z) in the case of any covered loss or taking from a non-Wholly Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (z)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Subsidiary as a result thereof. “Note Agent” means any Registrar, Paying Agent or Conversion Agent. “Note Purchase Request” means a Funding Notice (as defined in the Exchange Agreement). “Notes” means the Senior Secured Delayed Draw Convertible Notes due 2032 issued by the Company. For the avoidance of doubt, Notes include any Additional Note(s). “Observation Period” means, with respect to any Note to be converted, (A) , if the Conversion Date for such Note occurs before April 1, 2032, the forty (40) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; and (B) if such Conversion Date occurs on or after April 1, 2032, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty first (41st) Scheduled Trading Day immediately before the Maturity Date. “Obligations” means all obligations, liabilities and indebtedness (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding) of the Company to the Holders or the Collateral Agent under the Transaction Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising. “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company. “Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.11. “Open of Business” means 9:00 a.m., New York City time. “Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries), that meets the requirements of Section 13.11, subject to customary qualifications and exclusions. “Paying Agent” has the meaning set forth in Section 10.02(A). “Perfection Certificate” has the meaning ascribed thereto in the Exchange Agreement. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note. “Reference Price” has the meaning ascribed thereto in the Exchange Agreement. “Register” has the meaning set forth in Section 10.02(B). “Registrar” has the meaning set forth in Section 10.02(A). “Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on December 31, the immediately preceding December 15; (B) if such Interest Payment Date occurs on March 31, the immediately preceding March 15, (C) if such Interest Payment Date occurs on June 30, the immediately preceding June 15, and (D) if such Interest Payment Date occurs on September 30, the immediately preceding September 15, in each case whether or not such day is a Business Day for purposes of this definition “Reference Property” has the meaning set forth in Article 5. “Reference Property Unit” has the meaning set forth in Section 5.07. “Required Holders” means the Holders of more than 70% of the aggregate principal amount of the Notes. “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” has the meaning set forth above. “Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement. “Specified Courts” has the meaning set forth in Section 13.04. “Stated Interest” has the meaning set forth in Section 3.01. “Subsequent Closing” has the meaning set forth in Section 2.08. “Subsequent Funding Date” has the meaning set forth in Section 2.05 “Subsidiary” means any entity of which more than 50% of the outstanding voting equity is owned, directly or indirectly, by the Company. “Successor Entity” has the meaning set forth in Section 7.01.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW “Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. “Transaction Documents” has the meaning ascribed thereto in the Exchange Agreement. “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date. “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day. “Wholly Owned Subsidiary” of a person means any Subsidiary of such person all of the outstanding Capital Stock of which or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more Wholly Owned Subsidiaries of such person. Article 2. ISSUANCE OF NOTES Section 2.01. COMMITMENT Subject to the terms and conditions of this Note and the Exchange Agreement, from time to time prior to the termination of the Commitments pursuant to Section 2.09, the Company may request the purchase and sale of Notes in an aggregate original principal amount not to exceed the Maximum Commitment Amount applicable to each Holder. The Company may deliver Note Purchase Requests to each Holder independently and is required to draw pro rata across all Holders; provided that the aggregate principal amount of Notes requested from any single Holder shall not exceed such Holder’s Maximum Commitment Amount at the time of such request. Section 2.02. NOTE PURCHASE REQUESTS. To issue Notes under the Commitments, the Company shall deliver a Note Purchase Request in accordance with the Exchange Agreement. Each Note Purchase Request shall (a)

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW specify the requested principal amount of Notes to be purchased, which shall be an integral multiple of $50,000 and at least $500,000, (b) designate the proposed Funding Date, and (d) include updated schedules and deliverables to the extent required under Section 2.08(C). Section 2.03. INITIAL ISSUANCE; CONDITIONS AT CLOSING. The initial Note shall be issued at the Closing under the Exchange Agreement in exchange for the Existing Notes. The issuance of the initial Note is subject solely to satisfaction or waiver of the conditions set forth in Section 6 of the Exchange Agreement. For the avoidance of doubt, the Note Purchase Request and Commitment mechanics set forth in this Article 2 apply only to Additional Notes issued after the Closing. Section 2.04. CONDITIONS PRECEDENT TO EACH NOTE PURCHASE. Each Holder’s obligation to purchase Notes is subject to: (a) the accuracy of the representations and warranties in the Exchange Agreement and the other Transaction Documents on and as of the Funding Date of such Note Purchase Request; (b) no Event of Default or Default existing or resulting from such Note Purchase Request; (c) no Material Adverse Effect having occurred since the Issue Date; (d) continued perfection and priority of such the Collateral Agent’s liens in the Collateral; (e) receipt of a duly executed Note Purchase Request; (f) after giving effect to such Note Purchase Request, the aggregate amount of Notes outstanding shall not exceed the Maximum Commitment Amount; and (g) satisfaction or waiver of the Funding Conditions. Section 2.05. ISSUANCE OF SEPARATE NOTES On each Funding Date after the Issue Date (the “Subsequent Funding Date”), against payment of the purchase price for such Additional Notes, the Company shall issue and deliver to each Holder a separate Note, in the form hereto, with an original principal amount equal to the amount purchased by such Holder on such Subsequent Funding Date in accordance with the Exchange Agreement. For the avoidance of doubt, (i) no purchase shall increase the principal amount of any previously issued Note, and (ii) each purchase shall be evidenced solely by the issuance of a new, separate Note. Each Additional Note shall constitute a “Note” for all purposes under the Transaction Documents and shall be secured by the Collateral on a pari passu basis with all other Notes. For the avoidance of doubt, each Note shall have its own Conversion Price and corresponding Conversion Rate, and such Conversion Price and Conversion Rate shall apply solely to such Note and shall not be affected by, or have any effect on, the Conversion Price or Conversion Rate of any other Note. For the avoidance of doubt, each purchase under the Commitments shall be effected exclusively through the issuance of an Additional Note, and no previously issued Note may be re-opened, increased, or otherwise augmented to reflect any subsequent purchase. Each Note Purchase Request shall be delivered simultaneously to all Holders. Each draw under the Commitment shall be funded by the Holders pro rata in accordance with each Holder's Commitment as set forth in Schedule I of the Exchange Agreement relative to the aggregate Commitments of all Holders (each Holder’s “Pro Rata Share”). On each Subsequent Funding

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Date, each Holder shall purchase a separate Additional Note in a principal amount equal to such Holder's Pro Rata Share of the aggregate principal amount specified in the applicable Note Purchase Request. No Holder shall be required to fund more than its Pro Rata Share of any draw, and no Holder shall be obligated to fund any other Holder’s Pro Rata Share. Section 2.06. PRICE; SUBSEQUENT CLOSING MECHANICS The purchase price for each Additional Note shall be 100.0% of its original principal amount. For the avoidance of doubt, this Section 2.06 applies only to Additional Notes issued after the Closing under the Exchange Agreement; the initial Note is issued in exchange for the Existing Notes as set forth in the Exchange Agreement and no cash purchase price is payable in respect thereof. Each Subsequent Funding Date shall constitute a “Subsequent Closing” for purposes of this Note and shall occur remotely via exchange of documents and signatures at such time on the Subsequent Funding Date as agreed by the Company and each Holder, subject to satisfaction (or waiver by such Holder) of the Funding Conditions set forth in Section 2.08. Section 2.07. [RESERVED] Section 2.08. SUBSEQUENT CLOSINGS. On each Subsequent Funding Date, each Holder shall be obliged to conduct a Subsequent Closing and to purchase Additional Notes on such Subsequent Funding Date subject to satisfaction or waiver in writing of the following conditions precedent (the “Funding Conditions”): (A) Representations and Warranties. The representations and warranties of the Company contained in the Exchange Agreement and the other Transaction Documents shall be true and correct as of such Subsequent Funding Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date). (B) Performance; No Default. The Company shall have performed in all material respects the covenants and agreements required to be performed under the Exchange Agreement and the other Transaction Documents on or prior to such Subsequent Funding Date, and no Default or Event of Default (as defined in this Note) shall have occurred and be continuing or would result from the issuance of the Additional Notes. (C) Collateral Matters. The liens and security interests granted under the Collateral Documents shall continue to be valid, perfected first-priority liens on the Collateral securing the Notes, subject only to Permitted Liens, and the Holders and the Collateral Agent shall have received any updates to the related schedules reasonably requested in connection with the draw. (D) Fees and Expenses. The Company shall have paid or reimbursed the reasonable and documented out-of-pocket fees and expenses required to be paid under the Exchange Agreement in connection with such Subsequent Funding Date.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 2.09. TERMINATION OF COMMITMENT The Commitment in respect of each Holder shall be automatically reduced to $0 and terminated on the date on which the aggregate original principal amount of Notes issued to such Holder equals the Maximum Commitment Amount for such Holder; provided that termination shall not affect any outstanding obligations with respect to Notes previously issued. Section 2.10. [RESERVED] Section 2.11. COMMITMENT REDUCTIONS; MANDATORY REDEMPTION. The Company may permanently reduce the unused portion of the Maximum Commitment Amount upon two (2) Business Days’ prior written notice in a minimum amount of $500,000 and integral multiples of $50,000 (a “Commitment Reduction”). The Maximum Commitment Amount shall be automatically reduced (a) to the then outstanding principal amount of the Notes on the last day of the Availability Period and (b) by the principal amount of Notes purchased on each Funding Date. The Company shall be required to redeem the Notes ratably within three (3) Business Days of (a) receipt of Net Cash Proceeds from asset sales not permitted by Section 4.04, casualty or condemnation events, or issuance of debt not permitted by Section 4.05, in each case in an amount equal to 100% of such Net Cash Proceeds, except as otherwise permitted by the Holders; and (b) the incurrence of any lien not permitted by Section 4.03 in an amount equal to the aggregate principal amount of the Notes outstanding, except as otherwise permitted by the Holders. Section 2.12. EVIDENCE OF DEBT. The Holders shall maintain records evidencing each Funding Date, the date and amount of each Note and each payment of principal and interest, which records, absent manifest error, shall be conclusive. Article 3. INTEREST; FEES; PAYMENT MECHANICS Section 3.01. INTEREST; COMPUTATION. The outstanding principal amount of each Note shall accrue interest at a rate per annum of 5.0% (the “Stated Interest”), computed on the basis of a 360-day year and the actual number of days elapsed, from the Funding Date of such Note until the Maturity Date or otherwise redeemed in full. If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next following Business Day, unless such Business Day would thereby fall into the next calendar month, in which case such Interest Payment Date will be the immediately preceding Business Day, provided that if the Maturity Date falls on a day that is not a Business Day, any payment of principal and interest, if any, otherwise due on such day will be made on the next succeeding Business Day.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 3.02. DEFAULT INTEREST. If the Company fails to pay any principal, interest or other amount when due, such overdue amount shall accrue interest (“Default Interest”) at a rate per annum equal to the Stated Interest plus 2.00%, from and including the due date to but excluding the date of actual payment. While any Event of Default exists, the Company shall pay Default Interest on the principal amount of any Note outstanding at a rate per annum equal to the Stated Interest plus 2.00%. Default Interest shall be payable on demand. Section 3.03. [RESERVED]. Section 3.04. PAYMENTS; METHOD. The Company will pay, or cause the Paying Agent (as defined in Section 10.02) to pay, the principal of, and interest on, any Note when due by wire transfer of immediately available funds to an account of the Holders specified to the Company. Section 3.05. NO SETOFF; WITHHOLDING. All payments shall be made free and clear of any setoff, counterclaim or any deduction or withholding, except as required by law. If any withholding is required, the Company shall gross up such payment so that the Holders receive the same amount they would have received absent such withholding, subject to customary tax documentation from the Holders. Article 4. COVENANTS From the Issue Date until all Obligations are paid in full and the Commitments are terminated: Section 4.01. RULE 144A INFORMATION. If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or any shares of Common Stock issued upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Stock pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or Common Stock may reasonably request to enable the Holder or beneficial owner to sell such Notes or Common Stock pursuant to Rule 144A. Section 4.02. STAY, EXTENSION AND USURY LAWS. To the extent that it may lawfully do so, the Company agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 4.03. LIENS. The Company shall not create, incur, assume or permit any lien on any of its property, except Permitted Liens. Section 4.04. ASSET SALES. The Company shall not sell, transfer or otherwise dispose of any assets except (a) inventory in the ordinary course and (b) obsolete or worn-out property. Section 4.05. INDEBTEDNESS. The Company shall not incur, create, assume or guarantee any indebtedness other than (a) the Obligations; (b) existing indebtedness disclosed to the Holders in writing on or prior to the Issue Date (which shall include indebtedness under the Mudrick Facility to the extent not terminated on the Closing Date through the exchange of the Mudrick Notes); (c) purchase money indebtedness and equipment financing not exceeding $1,000,000 outstanding at any time; (d) ordinary course trade payables; and (e) other indebtedness consented to in writing by the Holders. Section 4.06. MAINTENANCE OF EXISTENCE; PROPERTIES; INSURANCE; BOOKS AND RECORDS; PERMITS, LICENSES, ETC. The Company shall (a) preserve its existence; (b) maintain its properties in good working order; (c) maintain insurance of a type and amount customary for similarly situated businesses, which shall name the Collateral Agent as lender loss payee and additional insured, as applicable, subject to Section 4.12; (d) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company its and Subsidiaries; and (e) take all action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business. Section 4.07. FURTHER ASSURANCES; COLLATERAL. The Company shall execute and deliver such agreements and take such actions as the Collateral Agent may request to grant, perfect and maintain first priority liens on the Collateral (subject only to Permitted Liens), including but not limited to control agreements and intellectual property filings. Section 4.08. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, pay all taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises; provided, however, that no such tax need be paid if it is being contested in good faith by appropriate proceedings, so long as (a) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (b) in the case of a tax which has resulted

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW or may result in the creation of a lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax. Section 4.09. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property. Section 4.10. NOTICES. The Company will promptly notify the Holders of (a) the occurrence of any Default or Event of Default; (b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or governmental authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect; (c) notice of any action arising under any environmental law or of any noncompliance by the Company or any Subsidiary with any environmental law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (d) any material change in accounting or financial reporting practices by the Company or any Subsidiary; and (e) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Collateral. Each notice delivered under this Section shall be accompanied by a statement of an officer of the Company setting forth the details of the occurrence requiring such notice and stating what action the Company has taken and proposes to take with respect thereto. Section 4.11. USE OF PROCEEDS. The Company shall use the cash proceeds of any Additional Notes issued after the Closing to finance working capital needs and other general corporate purposes of the Company and its Subsidiaries. For the avoidance of doubt, no cash proceeds are received by the Company in connection with the issuance of the initial Note, which are issued in exchange for the Existing Notes pursuant to the Exchange Agreement. Section 4.12. POST-CLOSING ACTIONS. The Company agrees that, from time to time at its own expense, it will, subject to the terms of the Transaction Documents, promptly execute and deliver all further instruments and documents, and take all further action that the Holders or the Collateral Agent may reasonably request (a) in connection with the Transaction Documents and/or (b) in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, within thirty (30) days of the Issue Date (or such later period as the Collateral Agent may agree), the Company shall cause the Collateral Agent to be named as lender loss payee and additional insured under the Company’s insurance policies.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Article 5. CONVERSION Section 5.01. RIGHT TO CONVERT. (A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration. (B) Conversions in Part. This Note may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note. (C) When Notes May Be Converted. (i) Generally. A Note may be converted only in the following circumstances: (1) Market Price Conversion. On and after April 1, 2032, Holder may elect to convert at the Market Price Conversion Rate any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date; provided that such conversion shall occur only to the extent that such conversion and the issuance of shares of Common Stock upon such conversion would comply with applicable listing rules of the applicable stock exchange, including Nasdaq Listing Rule 5635 and/or any other applicable requirements thereof, and, to the extent such conversion would not so comply, such conversion shall be effected only to the maximum extent permitted without such violation. (2) Conversion upon Satisfaction of Note Condition. On and after April 1, 2032, Notes will be automatically converted if for thirty (30) consecutive Trading Days, (i) the Last Reported Sale Price is above $50.00 per share, (ii) the average daily trading volume per Trading Day is at least 100,000 shares and (iii) an effective registration statement is available with respect to the shares received upon conversion. (3) Conversion upon Specified Corporate Events. If a Fundamental Change or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, such effective date to, but excluding, the date the Company provides such notice. No later than the second (2nd) Business Day after such effective date, the Company will send notice to the Holders and the

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Conversion Agent of such transaction or event, such effective date and the related right to convert Notes. (4) Conversions During Free Convertibility Period. A Holder may convert its Notes at any time from, and including, April 1, 2032 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date. For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of Section 5.01(C)(i). (ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Note: (1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day; (2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; and (3) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 6.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 6.02(F) or (c) the Company fails to pay the Fundamental Change Repurchase Price for such. Section 5.02. CONVERSION PROCEDURES. (A) Generally. To convert all or any portion of this Note, the owner of this Note (or such portion) must pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E). (B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.02(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D). (C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (D) Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) to the extent such Holder is entitled to receive such unpaid interest, the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (w) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (x) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date or any Fundamental Change Repurchase Date described in clauses (v) through (x) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date to Holders as of the Close of Business on the Regular Record Date immediately before the Maturity Date or other applicable Interest Payment Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D). (E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder. Section 5.03. SETTLEMENT UPON CONVERSION. (A) Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5(B)(i)(3) (a “Combination Settlement”).

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (i) The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that: (1) all conversions of Notes with a Conversion Date that occurs on or after April 1, 2032 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Open of Business on April 1, 2032; (2) if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before April 1, 2032, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date; (3) the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1) above); (4) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); (5) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and (6) the Settlement Method will be subject to Section 5.08(A)(ii). (ii) The Company’s Right to Irrevocably Fix the Settlement Method. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders, to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably elect Combination Settlement to apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts that will apply to such conversions, provided, in each case, that (w) the Settlement Method(s) so elected pursuant to clause (1) or (2) above must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election or Default Settlement Method change

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note (including pursuant to Section 1.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Note, including pursuant to Section 11.01(G)) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option). (B) Conversion Consideration. (i) Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii) the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows: (1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; (2) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or (3) if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period. (ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder. (iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Conversion Agent of the same and the calculation thereof in reasonable detail. The Conversion Agent will have no duty to make any such determination. (C) Delivery of the Conversion Consideration. Except as set forth in Section 5.05(D) and Section 5.08, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will deliver the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Scheduled Trading Day immediately before the Maturity Date. (D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash. Section 5.04. RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION. (A) Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion. To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Note to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (B) Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.07 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system. Section 5.05. ADJUSTMENTS TO THE CONVERSION RATE. (A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows: (i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply), then the Conversion Rate will be adjusted based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable; OS0= he number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and OS1= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination. If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced. (ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 5.05(A)(iii)(1) and Section 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner. (iii) Spin-Offs and Other Distributed Property. (1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding: (u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or Section 5.05(A)(ii); (v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv); (w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F); (x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2); (y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and (z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply, then the Conversion Rate will be increased based on the following formula:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW where: CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and FMV = the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution; provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. (2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.08 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off; CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period; FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period. Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date. To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW where: CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and D = the cash amount distributed per share of Common Stock in such dividend or distribution; provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula: where:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer; CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period; AC = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date; provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. (B) No Adjustments in Certain Cases. (i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section5 .05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date. (ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of: (1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price; (2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan; (3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; (4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date; (5) solely a change in the par value of the Common Stock; or (6) accrued and unpaid interest on the Notes. (C) Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election,

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change occurs; and (iv) April 1, 2032. (D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if: (i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement; (ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable; (iii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and (iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date. (E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if: (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A); (ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement; (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and (v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution. (F) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1). (G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock. (H) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts over an Observation Period, the Company will make proportionate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury). (J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward). (K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment. Section 5.06. VOLUNTARY ADJUSTMENTS. (A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period. (B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first (1st) Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect. Section 5.07. EXCHANGE IN LIEU OF CONVERSION. Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.07, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then: (A) no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver, upon written instruction of the Company) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW manner and at the time the Company would have had to deliver the same pursuant to this Article 5; and (B) such Note will not cease to be outstanding by reason of such exchange in lieu of conversion; provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion. Section 5.08. EFFECT OF COMMON STOCK CHANGE EVENT. (A) Generally. If there occurs any: (i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities); (ii) consolidation, merger, combination or binding or statutory share exchange involving the Company; (iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (iv) other similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, (1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Fundamental Change,” references to “Common Stock” and the Company’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property;

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (2) if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and (3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders of such weighted average as soon as practicable after such determination is made. At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Holders an amended Note pursuant to Section 11.01(E), which amended Note will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.08; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.08(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such amended Note and such amended Note will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders. (B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders and the Conversion Agent no later than the second (2nd) Business Day after the effective date of such Common Stock Change Event. (C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.08. Article 6. REPURCHASE Section 6.01. NO SINKING FUND. No sinking fund is required to be provided for the Notes.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 6.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE. (A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 6.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. (B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 6.02(D), on such Fundamental Change Repurchase Date), then the Company may not repurchase any Notes pursuant to this Section 6.02. (C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 6.02(E). (D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) a Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date. (E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Such Fundamental Change Notice must state: (i) briefly, the events causing such Fundamental Change; (ii) the effective date of such Fundamental Change; (iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 6.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice; (iv) the Fundamental Change Repurchase Date for such Fundamental Change; (v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 6.02(D)); (vi) the name and address of the Paying Agent; (vii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and (viii) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Note. Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change. (F) Procedures to Exercise the Fundamental Change Repurchase Right. (i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent: (1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and (2) such Note.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives. (ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state: (1) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and (2) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note. (iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state: (1) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and (2) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination. Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note to be returned to the Holder thereof. (G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price, the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date. (H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 6.02, the Company will be deemed to satisfy its obligations under this Section 6.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase this Note otherwise required by this Section 6.02 in a manner that would have satisfied the requirements of this Section 6.02 if conducted directly by the Company; and (ii) the owner of the Notes repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes or otherwise) than such owner would have received had the Company repurchased such Note. (I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 6.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 6.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 6.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; immediately after such Fundamental Change, the Notes become convertible, pursuant to and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3) and includes, in such notice, a statement that the Company is relying on this Section 6.02(I). (J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all applicable federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 6.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations. (K) Repurchase in Part. Subject to the terms of this Section 6.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 6.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note. Article 7. SUCCESSORS Section 7.01. WHEN THE COMPANY MAY MERGE, ETC. (A) Generally The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless: (i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holders, at or before the effective time of such Business Combination Event, an amended Note pursuant to Section 11.01(F)) all of the Company’s obligations under this Note; and

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing. (B) Delivery of Officer’s Certificate and Opinion of Counsel to the Holders. Before the effective time of any Business Combination Event, the Company will deliver to the Holders an Officer’s Certificate and opinion of counsel satisfactory to the Holders, each stating that (i) such Business Combination Event (and, if applicable, the related amended Note) comply with Section 7.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Note have been satisfied. Section 7.02. SUCCESSOR ENTITY SUBSTITUTED. At the effective time of any Business Combination Event that complies with Section 7.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Entity had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note. Article 8. SECURITY; RANKING. Section 8.01. SECURITY INTEREST. The Obligations are secured by a first priority, continuing lien on and security interest in the Collateral, subject only to Permitted Liens, pursuant to the Collateral Documents. Section 8.02. INTERCREDITOR ARRANGEMENTS. The liens securing the Obligations are subject to any Intercreditor Agreement entered into by the Collateral Agent and any other creditor of the Company as consented to in writing by the Holders. Section 8.03. SENIORITY. The Obligations constitute senior secured obligations of the Company and rank senior in right of payment to all unsecured indebtedness and junior lien indebtedness of the Company. Article 9. EVENTS OF DEFAULT; REMEDIES Section 9.01. EVENTS OF DEFAULT. Each of the following constitutes an “Event of Default”: (A) Failure to pay any principal when due (whether on the Maturity Date, upon Repurchase Upon Fundamental Change or otherwise) or any interest, fee or other amount within five (5) Business Days of when due. (B) (i) Breach of any covenant in Article 4 (other than Section 4.01), (ii) any default under any other obligation hereunder that remains uncured for thirty (30) days after the earlier of

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW the Company becoming aware of such default and the Company receiving written notice from a Holder regarding such default, (iii) breach of Error! Reference source not found. that remains uncured for ten (10) days after the earlier of the Company becoming aware of such default and the Company receiving written notice from a Holder regarding such default or (iv) any breach of Article 7. (C) Any representation or warranty provided in the Exchange Agreement or any other Transaction Document proves untrue in any material respect when made or deemed made and, if capable of cure, remains uncured for thirty (30) days after the earlier of the Company becoming aware of such default and the Company receiving written notice from a Holder regarding such default. (D) (i) Failure by the Company or any Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of indebtedness with an aggregate outstanding principal amount equal to or greater than twenty-five million dollars ($25,000,000.00), in each case beyond the grace period, if any, provided therefor or (ii) the breach or default by the Company or any Subsidiary with respect to any other term of (x) one or more items of indebtedness with an aggregate outstanding principal amount equal to or greater than twenty-five million dollars ($25,000,000.00) or (y) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be. (E) Bankruptcy or insolvency events of the Company or any Subsidiary, including commencement of any voluntary or involuntary proceeding under any Debtor Relief Law, appointment of a custodian, assignment for the benefit of creditors, or admission of inability to pay debts as they become due. (F) Any Collateral Document or lien purported to be created thereunder shall cease to be in full force and effect or shall cease to give the Collateral Agent the first priority lien purported to be created thereby, except as expressly permitted hereunder. (G) Judgments against the Company or any Subsidiary in excess of twenty five million dollars ($25,000,000.00) that are not paid, bonded or otherwise stayed within forty-five (45) days. (H) The Company’s failure to deliver, when required by this Note, a Fundamental Change Notice, if such failure is not cured within five (5) Business Days after its occurrence. (I) The Company's failure to deliver shares of Common Stock, together with cash in lieu of any fractional share, when required upon conversion of this Note pursuant to Article 5, if such failure is not cured within three (3) Business Days after its occurrence. Section 9.02. REMEDIES. Upon and during the continuance of any Event of Default:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (A) each Holder may: (i) declare all or any portion of the outstanding principal, accrued interest and other Obligations immediately due and payable; (ii) terminate the Availability Period and the Commitment of such Holder; and (iii) increase the interest rate to the Default Interest rate; and (B) the Collateral Agent may exercise any rights and remedies available at law, in equity or under the Collateral Documents, including foreclosure on the Collateral, all without presentment, demand, protest or further notice. Section 9.03. APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply, at such time or times as the Collateral Agent may elect, all or any part of the proceeds constituting Collateral in payment of the Obligations (and in the event the Notes and other Obligations are accelerated pursuant to Section 9.02, the Collateral Agent shall, from time to time, apply the proceeds constituting Collateral, and all other amounts received on account of the Obligations), in the following order: (A) First, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Note, any other Transaction Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, reimbursement and indemnification obligations owed to the Collateral Agent under any Transaction Document, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document; (B) Second, to the payment of all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Collateral Agent with respect to this Note, the other Transaction Documents or the Collateral; (C) Third, to the payment of all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Investor with respect to this Note, the other Transaction Documents or the Collateral; (D) Fourth, to the payment of accrued and unpaid interest on the Obligations (including any interest which but for the provisions of any Debtor Relief Law, would have accrued on such amounts); (E) Fifth, to the payment in full of the Obligations (the amounts so applied to be distributed among the Holders pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution) constituting unpaid principal of the Notes;

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (F) Sixth, ratably, to all other Obligations; (G) Seventh, to any agent of any other secured debt, in accordance with any Intercreditor Agreement; and (H) Eighth, to the Company, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. Article 10. TRANSFERS; REGISTERS Section 10.01. TRANSFERS. The Company and the Holders may assign theirs rights and obligations under this Note only to the extent permitted under Section 9.7 of the Exchange Agreement. Section 10.02. REGISTRAR; PAYING AGENT; CONVERSION AGENT. (A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”) and (iii) an office or agency where Notes may be presented for conversion and where notices and demands in respect of conversion may be delivered (the “Conversion Agent”). The Company shall initially act as Registrar, Paying Agent and Conversion Agent, but may appoint other entities to fill these roles from time to time. (B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by the Holders and the transfer, exchange, repurchase. Absent manifest error, the entries in the Register will be conclusive and the Company may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. Article 11. AMENDMENTS, SUPPLEMENTS AND WAIVERS Section 11.01. WITHOUT THE CONSENT OF HOLDERS. Notwithstanding anything to the contrary in Section 11.02, the Company may amend or supplement this Note without the consent of any Holder or the Collateral Agent to: (A) cure any ambiguity or correct any omission, defect or inconsistency in this Note; (B) add guarantees with respect to the Company’s obligations under this Note; (C) add additional collateral to secure the Notes; (D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW (E) provide for the assumption of the Company’s obligations under this Note pursuant to, and in compliance with, Article 7; (F) execute an amended Note pursuant to, and in accordance with, Section 5.08 in connection with a Common Stock Change Event; (G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A); or (H) make any other change to the Note that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders or the Collateral Agent, as such, in any material respect. Section 11.02. WITH THE CONSENT OF HOLDERS. (A) Generally. Subject to Section 11.01, and the immediately following sentence, the Company may, with the consent of the Required Holders, amend or supplement this Note or waive compliance with any provision of this Note. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 11.01, without the consent of each affected Holder, no amendment or supplement to this Note, or waiver of any provision of this Note, may:Section 11.01 (i) reduce the principal, or extend the stated maturity, of the Note; (ii) reduce the Fundamental Change Repurchase Price for the Note or change the times at which, or the circumstances under which, the Note may or will be repurchased by the Company; (iii) reduce the rate, or extend the time for the payment, of interest on the Note; (iv) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; (v) change the ranking of the Note; (vi) make the Note payable in money, or at a place of payment, other than that stated in this Note; (vii) adversely affect the conversion rights of the Holders; or (viii) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Note that requires the consent of the affected Holders. For the avoidance of doubt, no amendment or supplement to this Note, or waiver of any provision of this Note, may (x) change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Fundamental Change Repurchase Date, upon conversion or on the Maturity Date, or otherwise), or the date(s) or time(s) such consideration is payable or

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW deliverable, as applicable, without the consent of the affected Holders or (y) amend, modify or otherwise affect the rights and duties of the Collateral Agent without the prior written consent of the Collateral Agent. (B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 11.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver. Section 11.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS. As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 11.01 or Section 11.02 becomes effective, the Company will send to the Holders and the Collateral Agent notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders or the Collateral Agent if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver. Section 11.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC. (A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holders of the Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of the Notes to revoke (if not prohibited pursuant to Section 11.02(B)) any such consent with respect to such Note by delivering notice of revocation to the Company before the time such amendment, supplement or waiver becomes effective. (B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 1111. If a record date is fixed, then, notwithstanding anything to the contrary in Section 11.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date. (C) Solicitation of Consents. For the avoidance of doubt, each reference in this Note to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, the Note. (D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 11 will become effective in accordance with its terms and, when it becomes effective

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion). Section 11.05. NOTATIONS AND EXCHANGES. If any amendment, supplement or waiver changes the terms of the Note, then the Company may, in its discretion, in exchange for such Note, issue, execute and deliver a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 11.05 will not impair or affect the validity of such amendment, supplement or waiver. Article 12. SATISFACTION AND DISCHARGE Section 12.01. TERMINATION OF COMPANY’S OBLIGATIONS. This Note will be discharged, and will cease to be of further effect, when: (A) this Note has (i) been delivered to the Company for cancellation, (ii) been converted in full pursuant to Article 5 or (iii) become due and payable for an amount of cash or Conversion Consideration, as applicable, that has been fixed; (B) the Company has caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding; and (C) the Company has paid all other amounts payable by it under this Note; provided, however, that Section 13.01 will survive such discharge and, until no Notes remain outstanding, the obligations of the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge. Section 12.02. REPAYMENT TO COMPANY. Subject to applicable unclaimed property law, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company. Section 12.03. REINSTATEMENT. If the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 12.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Note pursuant to Section 12.01 will be rescinded;

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of the Holders to receive such cash or other property from the cash or other property, if any, held by the Paying Agent or the Conversion Agent, as applicable. Article 13. MISCELLANEOUS Section 13.01. NOTICES. Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows: If to the Company: Vroom, Inc. 4700 Mercantile Dr. Fort Worth, TX 76137 Attention: Chief Legal Officer\vlegal@vroom.com with a copy (which will not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: Ian D. Schuman The Company, by notice to the Holders and the Collateral Agent, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications (other than those sent to the Holders or the Collateral Agent) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices or communications required to be made to a Holder or the Collateral Agent pursuant to this Note must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register (or, in the case of the Collateral Agent, provided to the Company and the Holders from time to time). If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Notwithstanding anything to the contrary in this Note, (A) whenever any provision of this Note requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Note requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person. Section 13.02. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder and the Collateral Agent waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Section 13.03. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. Section 13.04. SUBMISSION TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Note or the transactions contemplated by this Note may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. The Company, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Section 13.05. SUCCESSORS. All agreements of the Company in this Note will bind its successors.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 13.06. FORCE MAJEURE. Each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Note by reason of any occurrence beyond its control (including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Note Agents shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances). Section 13.07. SEVERABILITY. If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. Section 13.08. COUNTERPARTS. The parties may sign any number of copies of this Note. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Note by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart. Section 13.09. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note. Section 13.10. CALCULATIONS. Except as otherwise provided in this Note, the Company will be responsible for making all calculations called for under this Note, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest on the Notes and the Conversion Rate. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Conversion Agent, and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Conversion Agent will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Conversion Agent will not be obligated to make or confirm, or have any liability or responsibility for, any calculation under this Note.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Section 13.11. Statements Required in Officer’s Certificate and Opinion of Counsel. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Note will include: (A) a statement that the signatory thereto has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based; (C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied. [The Remainder of This Page Intentionally Left Blank]

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW Form of Note Purchase Request VROOM, INC. Senior Secured Delayed Draw Convertible Notes due 2032 Pursuant to Section 2.02 of the Note, the undersigned hereby requests a Note purchase as follows: Requested Funding Date: [ ] (must be a Business Day within the Availability Period) Principal Amount: $[ ] (in minimum and integral amounts as required) The undersigned certifies that the conditions in Sections 2.03, 2.04 and 2.08 (as applicable) are satisfied as of the date hereof and will be satisfied on the Requested Funding Date. By: Name: Title:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW CONVERSION NOTICE VROOM, INC. 5.000% Convertible Senior Notes due 2032 Subject to the terms of the Note, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one): ☐ the entire principal amount of ☐ $___________* aggregate principal amount of the 5.000% Convertible Senior Note due 2032. The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date. Date: (Legal Name of Holder) By: Name: Title: * Must be an Authorized Denomination.

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW FUNDAMENTAL CHANGE REPURCHASE NOTICE VROOM, INC. 5.000% Convertible Senior Notes due 2032 Subject to the terms of the Note, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one): ☐ the entire principal amount of ☐ $_____________ *aggregate principal amount of the 5.000% Convertible Senior Note due 2032. The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid. Date: (Legal Name of Holder) By: Name: Title: * Must be an Authorized Denomination

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW ASSIGNMENT FORM VROOM, INC. Senior Secured Delayed Draw Convertible Notes due 2032 Subject to the terms of the Note, the undersigned Holder of the within Note assigns to: Name: Address: Social security or tax identification number: the within Note and all rights thereunder irrevocably appoints: as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her. Date: (Legal Name of Holder) By: Name: Title:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW TRANSFEROR ACKNOWLEDGMENT If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one): 1. ☐ Such Transfer is being made to the Company or a Subsidiary of the Company. 2. ☐ Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer. 3. ☐ Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page. 4. ☐ Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act). Date: (Legal Name of Holder) By: Name: Title:

US-DOCS\169984617.2 ID: 4913-1531-8690 v.3.1 - MSW TRANSFEREE ACKNOWLEDGMENT The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A. Date: (Name of Transferee) By: Name: Title: